UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 21, 2005

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 21, 2005, Forest was informed by the administrative agent bank that the required lenders under Forest’s $600,000,000 credit facilities, consisting of a U.S. credit facility through a syndicate of banks led by JPMorgan Chase and a Canadian credit facility through a syndicate of banks led by JPMorgan Chase Bank, Toronto Branch, had approved the Second Amendment to the credit facilities.  The second amendment amends the commitment levels to increase the size of the Canadian credit facility, from $50,000,000 to $100,000,000, and decrease the size of the U.S. credit facility, from $550,000,000 to $500,000,000.   The credit facilities mature in September 2009.

The second amendment also reallocates the global borrowing base to accommodate the increase in the size of the Canadian credit facility. The currently effective global borrowing base is $900,000,000.   Subject to the agreement of Forest and the applicable lenders, the size of the credit facilities may be increased by $200,000,000 in the aggregate; however, Forest has not and does not currently plan to ask the lenders to approve an increase in the size of the credit facilities and therefore borrowing under the facilities will continue to be limited to the current commitments totaling $600,000,000.  In the second amendment, Forest has allocated the $900,000,000 global borrowing base between the credit facilities: $800,000,000 is allocated to the U.S. credit and $100,000,000 is allocated to the Canadian credit facility.  After Forest completes the pending transfer and spin-off of its offshore Gulf of Mexico operations, the global borrowing base automatically will be reduced to $600,000,000, and the U.S. allocated borrowing base will be $500,000,000 and the Canadian allocated borrowing base will be $100,000,000.   Forest plans to file the second amendment as an exhibit to its annual report on Form 10-K.

The determination of the global borrowing base is made by the lenders in their sole discretion taking into consideration the estimated value of Forest’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans. While the global borrowing base is in effect, pursuant to the terms of the credit facilities it is re-determined semi-annually and the available borrowing amount could be increased or decreased as a result of such re-determinations.  In addition, Forest and the lenders each have discretion at any time, but not more often than once during any calendar year, to have the global borrowing base re-determined.

The credit facilities are collateralized by Forest’s assets.  Forest is required to mortgage, and grant a security interest in, 75% of the present value of the proved oil and gas properties and related assets of Forest and its subsidiaries.  As a result of the Spin-off and increase in the global borrowing base, Forest will provide the lenders with additional collateral in order to satisfy the foregoing mortgage requirement.

From time to time, Forest and the lenders engage in other transactions.  These activities include securities offerings where a lender or an affiliate of the lender may serve as an underwriter or initial purchaser of the securities and hedging arrangements where a lender may be a counterparty to the arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: December 27, 2005	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Vice President –
General Counsel and Secretary